UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 17, 2025

Arcosa, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware		1-38494	82-5339416
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

500 N. Akard Street, Suite 400
Dallas,	Texas		75201
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (972) 942-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	ACA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On June 17, 2025, Arcosa, Inc. (“Arcosa”) entered into Amendment No. 2 (the “Credit Facility Amendment”) to its existing Second Amended and Restated Credit Agreement dated as of August 23, 2023 (as previously amended, the “Existing Credit Agreement” and the Existing Credit Agreement as amended by the Credit Facility Amendment, the “Credit Agreement”), with the lenders party thereto and JPMorgan Chase Bank, N.A, as administrative agent. The Credit Facility Amendment established a new class of term loans in an aggregate principal amount of $698,250,000 (the “2025 Refinancing Term Loan”), the net proceeds of which, together with cash on hand, were used to prepay in full the outstanding term loan under the Existing Credit Agreement (the “Original Term Loan”).
The 2025 Refinancing Term Loan has a variable interest rate based, at Arcosa’s option, on the Secured Overnight Financing Rate (“SOFR”) plus 2.00% per annum, or an alternate base rate, plus 1.00% per annum, which applicable margins are 0.25% per annum less than the interest rates payable under the Original Term Loan. If Arcosa either (i) makes a prepayment of the 2025 Refinancing Term Loan in connection with a repricing transaction or (ii) effects any amendment to the Credit Agreement resulting in a repricing transaction, in either case within six months after the initial funding of the 2025 Refinancing Term Loan, Arcosa will pay a 1.0% premium on such prepaid amount or on the amount outstanding at the time such repricing transaction amendment becomes effective. Otherwise, the 2025 Refinancing Term Loan may be prepaid, in full or in part, at any time without premium or penalty (other than customary SOFR-related breakage costs). All other terms of the 2025 Refinancing Term Loan are the same as the Original Term Loan that was prepaid with the proceeds of the 2025 Refinancing Term Loan.
The description of the Credit Facility Amendment set forth under this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Credit Facility Amendment, which is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The information provided in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 2 to Second Amended and Restated Credit Agreement, dated as of June 17, 2025, among Arcosa, Inc., as borrower, certain subsidiaries of Arcosa, Inc., as guarantors (for the limited purposes set forth therein), the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcosa, Inc.

June 18, 2025	By:	/s/ Gail M. Peck
Name: Gail M. Peck
Title: Chief Financial Officer